                                                                Exhibit 4.1


                          PAINE WEBBER GROUP INC.


                                    and


                       CITIBANK, N.A., Warrant Agent


                                    and


               PAINEWEBBER INCORPORATED, Determination Agent







                             WARRANT AGREEMENT



                        dated as of January 24, 1994







                    AMEX Hong Kong 30 Index Put Warrants

                         Expiring January 17, 1996

       i                    TABLE OF CONTENTS1/


                                                                       Page


PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                 ARTICLE I

                       ISSUANCE OF WARRANTS AND FORM,
                    EXECUTION, DELIVERY AND REGISTRATION
                        OF WARRANT CERTIFICATES AND
                         GLOBAL WARRANT CERTIFICATE

SECTION 1.01.      Issuance of Warrants   . . . . . . . . . . . . . . . . 1

SECTION 1.02.      Form, Execution and Delivery of
                      Warrant Certificates  . . . . . . . . . . . . . . . 3

SECTION 1.03.      Warrant Certificates   . . . . . . . . . . . . . . . . 3

SECTION 1.04.      Registration of Transfers and
                      Exchanges . . . . . . . . . . . . . . . . . . . . . 4

SECTION 1.05.      Mutilated or Missing Warrant
                      Certificates  . . . . . . . . . . . . . . . . . . . 5

SECTION 1.06.      Registered Holders   . . . . . . . . . . . . . . . . . 6

SECTION 1.07.      Global Warrant Certificate   . . . . . . . . . . . . . 6


                                 ARTICLE II

                     DURATION AND EXERCISE OF WARRANTS

SECTION 2.01.      Duration of Warrants; Minimum
                      Exercise Amounts; Notice
                      of Exercise . . . . . . . . . . . . . . . . . . . . 9

SECTION 2.02.      Exercise and Delivery of
                      Warrants  . . . . . . . . . . . . . . . . . . . .  10



















1/  The Table of Contents is not a part of the Warrant Agreement.

SECTION 2.03.      Automatic Exercise of Warrants;
                      Exercise upon an Extraordinary Event
                      or Exercise Limitation Event  . . . . . . . . . .  21

SECTION 2.04.      Limitation of Number of Exercisable
                      Warrants  . . . . . . . . . . . . . . . . . . . .  28

SECTION 2.05.      Covenant of the Company  . . . . . . . . . . . . . .  29

SECTION 2.06.      Return of Money Held Unclaimed for
                      Two Years . . . . . . . . . . . . . . . . . . . .  29

SECTION 2.07.      Return of Global Warrant
                      Certificate . . . . . . . . . . . . . . . . . . .  29


                                ARTICLE III

                        OTHER PROVISIONS RELATING TO
                          RIGHTS OF WARRANTHOLDERS

SECTION 3.01.      Warrantholder of Warrant May Enforce
                      Rights  . . . . . . . . . . . . . . . . . . . . .  30


                                 ARTICLE IV

                     WARRANTS ACQUIRED BY THE COMPANY;
                              PAYMENT OF TAXES

SECTION 4.01.      Warrants Acquired by the Company   . . . . . . . . .  30

SECTION 4.02.      Payment of Taxes   . . . . . . . . . . . . . . . . .  30


                                 ARTICLE V

                        CONCERNING THE WARRANT AGENT

SECTION 5.01.      Warrant Agent  . . . . . . . . . . . . . . . . . . .  31

SECTION 5.02.      Conditions of Warrant Agent's
                      Obligations . . . . . . . . . . . . . . . . . . .  31

SECTION 5.03.      Resignation and Appointment of
                      Successor . . . . . . . . . . . . . . . . . . . .  33

                                 ARTICLE VI

                               MISCELLANEOUS

SECTION 6.01.      Amendment  . . . . . . . . . . . . . . . . . . . . .  35

SECTION 6.02.      Notices and Demands to the Company,
                      the Warrant Agent and the
                      Determination Agent . . . . . . . . . . . . . . .  36

SECTION 6.03.      Addresses for Notices  . . . . . . . . . . . . . . .  36

SECTION 6.04.      Notices to Holders   . . . . . . . . . . . . . . . .  36

SECTION 6.05       Obtaining of Approvals   . . . . . . . . . . . . . .  36

SECTION 6.06.      Persons Having Rights Under This
                      Agreement . . . . . . . . . . . . . . . . . . . .  37

SECTION 6.07.      Inspection of Agreement  . . . . . . . . . . . . . .  37

SECTION 6.08.      Headings   . . . . . . . . . . . . . . . . . . . . .  37

SECTION 6.09.      Counterparts   . . . . . . . . . . . . . . . . . . .  37

SECTION 6.10.      APPLICABLE LAW   . . . . . . . . . . . . . . . . . .  37


TESTIMONIUM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


EXHIBIT A     -  Form of Warrant Certificate

EXHIBIT A-1   -  Form of Global Warrant Certificate

EXHIBIT A-2   -  Notice of Exercise
                   [For Warrants Represented by the Global
                   Warrant Certificate]

EXHIBIT B     -  Confirmation of Exercise and Notice
                   of Rejection [For Warrants Represented by
                   Warrant Certificates]

EXHIBIT B-1   -  Confirmation of Exercise and Notice of
                   Rejection [For Warrants Represented by the
                   Global Warrant Certificate]

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

EXHIBIT C-1   -  Notice of Rejection Relating to Limit Option
                   [For Warrants Represented by Warrant
                   Certificates]

EXHIBIT C-2   -  Notice of Rejection Relating to Limit Option
                   [For Warrants Represented by the Global
                   Warrant Certificate]

                             WARRANT AGREEMENT

            THIS AGREEMENT, dated as of January 24, 1994, among PAINE WEBBER GROUP INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America (the "Warrant Agent"), and PAINEWEBBER INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the "Determination Agent").

            WHEREAS the Company proposes to sell put warrants (the "Warrants" or, individually, a "Warrant") representing the right to receive from the Company the amount, if any, in U.S. dollars determined by reference to decreases in the Index (as defined herein) on the terms and conditions set forth in this Agreement; and

            WHEREAS the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and canceled;

            NOW, THEREFORE, the parties hereto agree as follows:


                                 ARTICLE I

                       ISSUANCE OF WARRANTS AND FORM,
                    EXECUTION, DELIVERY AND REGISTRATION
                        OF WARRANT CERTIFICATES AND
                         GLOBAL WARRANT CERTIFICATE

            SECTION 1.01. Issuance of Warrants. (a) The Warrants will constitute direct, unconditional and unsecured obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

            (b) Each Warrant shall represent the right, subject to the provisions contained herein, to receive the Cash Settlement Value or the Alternative Settlement Amount, as the case may be (each as defined herein), of such Warrant. In no event shall a registered or beneficial holder of a Warrant (each a "Warrantholder") be entitled to receive any interest on any Cash Settlement Value or Alternative Settlement Amount.

            (c) Forty-five calendar days after January 24, 1994, each Warrantholder will have the option to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form (the "Conversion Option"). The Conversion Option will be available for forty-five calendar days from March 10, 1994 through April 23, 1994 (the "Conversion Option Period"). To utilize the Conversion Option a Warrantholder must deliver or arrange to deliver his Warrants to an entity (a "Participant") entitled to execute, clear and settle transactions through the Depository (as defined herein) through which such Warrantholder's beneficial interest after electing the Conversion Option will be maintained, who will then deposit the Warrants with the Depository or its nominee. Once a Warrantholder has elected the Conversion Option such Warrantholder may hold his Warrants only in book-entry form and will not be able to change his election or withdraw from the book-entry system during the Conversion Option Period or thereafter. Accordingly, except as hereinafter provided, ownership of the Warrants in certificated form will no longer be available to Warrantholders who have elected the Conversion Option and ownership of the Warrants surrendered under the Conversion Option will be represented by a single certificate (the "Global Warrant Certificate"); provided, however, that if the Depository is at any time unwilling or unable to continue as securities depository for the Warrants and a successor Depository is not appointed by the Company within 90 days, the Company will reissue Warrant Certificates in exchange for the Global Warrant Certificate. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrant Certificates in exchange for the Global Warrant Certificate. In either instance, and in accordance with the provisions of this Agreement, each Warrantholder will be entitled to have a number of Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant Certificate registered in the name of the Warrantholder and will be entitled to physical delivery of such Warrants in definitive form by a Participant. The provisions of Section 1.07 shall apply only if and when the Conversion Option is utilized and a Global Warrant Certificate is issued hereunder. Unless the context shall otherwise require, and subject to the provisions of Section 1.07, all references in this Agreement to the Warrant Certificates (other than in Sections 1.02, 1.03, 1.04, 1.05, 1.06 and 1.07) shall include the Global Warrant Certificate in the event that the Global Warrant Certificate is issued.

            SECTION 1.02. Form, Execution and Delivery of Warrant Certificates. (a) The Warrants, whenever issued, shall be represented by certificates in registered form substantially in the form set forth in Exhibit A hereto (the "Warrant Certificates"), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by its chairman, its president or one of its vice presidents and under its corporate seal reproduced thereon and attested by its secretary or an assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

            (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

            SECTION 1.03. Warrant Certificates. Each Warrant Certificate, when signed on behalf of the Company in accordance with Section 1.02, shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such countersignature by the Warrant Agent upon any Warrant Certificate signed by the Company in accordance with Section 1.02 shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

            SECTION 1.04. Registration of Transfers and Exchanges. (a) Except as otherwise provided herein or in the Warrant Certificate, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the "Warrant Register") at the Warrant Agent's Office (as defined herein), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender thereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed, by the registered holder(s) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be canceled by the Warrant Agent.

            (b) At the option of a Warrantholder, Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates to be exchanged at its offices maintained for such purpose (the location of which shall be provided to the Company), which shall be south of Chambers Street in the Borough of Manhattan, The City of New York (the "Warrant Agent's Office"), and which are, on the date of this Agreement, 111 Wall Street, New York, New York 10043, Attention: Corporate Trust Department, or at the office of any successor Warrant Agent (as provided in Section 5.03). Upon surrender of any Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Sections 1.02 and 1.03, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Warrants.

            (c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.04(a) or (b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates prior to such surrender.

            (d) Except as provided in Section 1.05, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.04 not involving any transfer.

            (e) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the holder thereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

            SECTION 1.05. Mutilated or Missing Warrant Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

            (b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as if it had received irrevocable notice of exercise in proper form in respect thereof, as provided herein, or as being subject to automatic exercise, as the case may be.

            (c)  Each new Warrant Certificate issued pursuant to this
Section 1.05 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, whether or not, in the case of any lost, stolen or destroyed Warrant Certificate, such Warrant Certificate shall at any time be enforceable by anyone, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

            (d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

            (e) The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.

            SECTION 1.06. Registered Holders. Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a "Registered Holder") as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing thereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. This Section 1.06 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

            SECTION 1.07. Global Warrant Certificate. (a) Any Global Warrant Certificate issued in accordance with this Section 1.07 shall be substantially in the form set forth in Exhibit A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. The Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed or of any Depository referred to herein, or to conform to usage. The Global Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates.

            (b) The Warrant Agent is authorized, from time to time during the Conversion Option Period, upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall deliver the Global Warrant Certificate to or upon the order of the Company against receipt of an appropriate amount of Certificated Warrants (such Certificated Warrants shall be destroyed or otherwise disposed of in accordance with instructions provided by the Company). One or more Global Warrant Certificates may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time.

            The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants, which Warrants shall in all respects be identical to Warrants previously issued and outstanding under this Agreement, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of such additional Warrants. To effect such an exchange the Company shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided in Section 1.02. The Warrant Agent shall authenticate the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository, destroy such Global Warrant Certificate and provide a certificate of destruction to the Company.

            (c) The Global Warrant Certificate will initially be registered in the name of a nominee of The Depository Trust Company, New York, New York (the "Depository", which term, as used herein, includes any successor securities depository selected by the Company). The Warrant holdings of the Participants will be recorded on the books of the

Depository. The holdings of customers of the Participants and the identity of the Warrantholders will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depository. The Global Warrant Certificate will be held by the Depository or its agent.

            The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate, the notice of exercise and the related notices to be delivered in connection with an exercise to reflect the selection of the new Depository.

            (d) Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed, by the registered holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney, such signature to be guaranteed by a bank or trust company with a corre-spondent office in The City of New York or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be canceled by the Warrant Agent.

            The Global Warrant Certificate may be transferred as provided above at the option of the holder thereof, when surrendered to the Warrant Agent's Office, or at the office of any successor Warrant Agent (as provided in Section 5.03), for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.

                                 ARTICLE II

                     DURATION AND EXERCISE OF WARRANTS

            SECTION 2.01. Duration of Warrants; Minimum Exercise Amounts; Notice of Exercise. Subject to the limitations set forth herein and in
Section 2.03, each Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day (as defined herein) from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding January 17, 1996 (the "Expiration Date"), and (ii) the Delisting Date (as defined herein). Except in the case of automatic exercise, each Warrant shall be irrevocably exercised either (i) in the case of Warrants represented by Warrant Certificates ("Certificated War-rants"), including Certificated Warrants held through CEDEL (as defined herein) or Euroclear (as defined herein), by surrender to the Warrant Agent (at its address as set forth in the Notice of Exercise (as defined below) or at such other address as the Warrant Agent may specify from time to time) of the Warrant Certificate representing such Warrant, with the Notice of Exercise duly completed and executed by the Registered Holder of such Warrant (or, in the case of Certificated Warrants held through the facilities of CEDEL or Euroclear, by CEDEL or a Euroclear participant, as the case may be) or (ii) in the case of Warrants represented by the Global Warrant Certificate ("Book-Entry Warrants") upon receipt by the Warrant Agent of such Warrant delivered free on the records of the Depository to the Warrant Agent's Depository Participant Account (entitled Citibank, N.A. Corporate Trust Warrant Agent Account, No. 2659, or such other account at the Depository as the Warrant Agent shall designate in writing to the Depository) (the "Warrant Account") pursuant to a Notice of Exercise to the Warrant Agent from a Participant, in the case of Book-Entry Warrants held through the Depository, CEDEL, in the case of such Warrants held through CEDEL, or a Euroclear participant, in the case of such Warrants held through Euroclear, acting, directly or indirectly, on behalf of the Warrantholder; provided, however, that Notices of Exercise are subject to rejection by the Warrant Agent as provided herein. Not fewer than 500 Warrants in either certificated or book-entry form may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on the Expiration Date or the Delisting Date, or in the case of cancellation of the Warrants as a result of an Extraordinary Event (as defined herein). Each Notice of Exercise shall be unconditional. Except as provided in
Section 2.02(b), the

Warrant Agent shall be entitled, with no duty of inquiry, to rely conclu-sively on any Notice of Exercise received by it. "Notice of Exercise" means an irrevocable notice of exercise to the Warrant Agent at its address, which notice (A) for Certificated Warrants, shall be on the reverse of the Warrant Certificate or such other form as the Company and the Warrant Agent may approve, and (B) for Book-Entry Warrants, shall be substantially in the form set forth in Exhibit A-2 hereto or such other form as the Company and the Warrant Agent may approve and may be given by facsimile transmission. For purposes of this Agreement, "New York Business Day" means any day other than a Saturday, Sunday or a day on which either the American Stock Exchange or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed.

            SECTION 2.02. Exercise and Delivery of Warrants. (a) Except in the case of exercise on the Expiration Date or the Delisting Date, or in the event an Extraordinary Event or Exercise Limitation Event is declared, or in the case of a postponement pursuant to Section 2.04, or as a result of the exercise of a number of Warrants exceeding the limits on exercise set forth in Section 2.04, the valuation date (the "Valuation Date") for a Warrant shall be the first Index Calculation Date (as defined herein) following the applicable Exercise Date (as defined herein). The "Exercise Date" for a Warrant will be the New York Business Day on which the Warrant Agent has received (A) in the case of Warrants other than those held through the facilities of Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), either (i) for Certificated Warrants, the Warrant Certificate representing such Warrant, with the Notice of Exercise or (ii) for Book-Entry Warrants, the Warrant with the Notice of Exercise duly completed and executed, in either case, at or prior to 3:00 p.m., New York City time (the "Notice Date"); and if the Warrant Agent shall receive any such Warrant Certificate or Warrant or Notice of Exercise after 3:00 p.m., New York City time, on such date, then such Warrant Certificate or Warrant shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be considered the Notice Date), and in such event the Valuation Date shall be the next Index Calculation Date following the New York Business Day on which the Warrant Agent is deemed to have received such Warrant Certificate or Warrant together with the Notice of Exercise or (B) in the case of Warrants held through the facilities of CEDEL or Euroclear, the Notice of Exercise (by facsimile transmission) at or prior to 3:00 p.m., New York City time; provided that the Warrant or Warrant Certificate is received by the Warrant Agent by 3:00 p.m., New York City time, on the applicable Valuation Date; and if the Warrant Agent shall receive such Notice of Exercise after 3:00 p.m., New York City time, on any New York Business Day, then the Notice of Exercise shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be considered the Notice
Date), and in such event the Valuation Date shall be the next Index Calculation Date following the New York Business Day on which the Warrant Agent is deemed to have received such Notice of Exercise; provided, that if the Warrant Agent receives the Warrant or Warrant Certificate after 3:00 p.m., New York City time, on the Valuation Date, then the Exercise Date for such Warrant shall be the day on which such Warrant is received or, if such day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrant shall be the first Index Calculation Date following such Exercise Date; provided, further, however, that in the case of exercises by Euroclear participants, Euroclear must by tested telex to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date confirm (a "Euroclear Confirmation") that the Warrants will be received by the Warrant Agent by 3:00 p.m., New York City time, on such Date. If such Euroclear Confirmation is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Notice of Exercise or waive the requirement for timely delivery of such Euroclear Confirmation. Any Warrant Certificate or Warrant received after 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) the last New York Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder) on, the American Stock Exchange and not accepted at the same time for listing on another United States national securities exchange (such New York Business Day being the "Delisting Date") (or, in the case of Warrants held through the facilities of CEDEL or Euroclear, after 3:00 p.m., New York City time, on the first Index Calculation Date following such Dates), shall be deemed not to have been delivered and the related Notice of Exercise shall be void and of no effect; provided, however, that if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed the Delisting Date for purposes of this Agreement. For purposes of this Agreement, "Index Calculation Date" means any day the Index (as herein defined) or any Successor Index (as herein defined) or is calculated and published.

            (b) The Warrant Agent shall, in the case of Warrants other than Warrants held through CEDEL or Euroclear, following receipt of proper delivery of a Warrant in accordance with Section 2.02(a), accompanied by a completed Notice of Exercise, and, in the case of Warrants held through CEDEL or Euroclear, following receipt of proper delivery of a completed Notice of Exercise in accordance with Section 2.02(a):

            (i) promptly (1) for Certificated Warrants not held through CEDEL or Euroclear, determine whether such Notice of Exercise has been duly completed and is in proper form duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, (2) for Certificated Warrants held through CEDEL or Euroclear, determine whether such Notice of Exercise has been duly completed and is in proper form duly executed by CEDEL or the Euroclear participant tendering such Warrant, as applicable, (3) for Book-Entry Warrants not held through CEDEL or Euroclear, determine whether such Notice of Exercise has been duly completed and is in proper form and (4) for Book-Entry Warrants held through CEDEL or Euroclear, determine whether such Notice of Exercise has been duly completed and is in proper form duly executed by CEDEL or the Euroclear participant tendering such Warrant, as applicable; and if the Warrant Agent determines that the Notice of Exercise has not been duly completed or is not in proper form or, in the case of Certificated Warrants, has not been so executed, the Warrant Agent promptly (X) shall reject such Notice of Exercise and shall send to the entity that executed such Notice of Exercise a notice of rejection substantially in the form set forth in Exhibit B or Exhibit B-1 hereto, as the case may be, and, in the case of Certificated Warrants, shall return to the Registered Holder that submitted such Notice of Exercise, by first class mail, the Warrant Certificates evidencing such Warrants (to the extent received, in the case of Warrants held through CEDEL or Euroclear), or, in the case of Book-Entry Warrants, shall redeliver such Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear) free through the facilities of the Depository to the account from which they were transferred to the Warrant Agent and (Y) in either case, shall not take the actions required by clauses (ii)-(ix) below with respect to such Notice of Exercise or the related Warrants; provided, however, that the Warrant Agent shall deliver a copy of the Notice of Exercise relating to such Warrants to the Company as required by Section 2.02(b)(ix) below and the Company may waive any defect in the form of such Notice of Exercise;

            (ii) promptly telephone Euroclear to determine whether Euroclear anticipates that it will be able to provide a Euroclear Confirmation with respect to each Warrant held through Euroclear for which a Notice of Exercise was received;

          (iii) notify the Company and the Determination Agent (and such other parties (not to exceed two) as the Company shall designate in writing) by 5:00 p.m., New York City time, on the New York Business Day that such Notice of Exercise has been received (or shall be deemed to have been received) of (A) the total number of Warrants covered by such Notice of Exercise, (B) the number of such Warrants subject to the Limit Option (as defined herein) ("Contingently Tendered Warrants"), (C) the number of such Warrants not subject to the Limit Option and (D) the number of such Warrants, if any, as to which Euroclear has not advised the Warrant Agent that it anticipates being able to provide a Euroclear Confirmation;

            (iv) with respect to Warrants held through Euroclear, determine whether the Warrant Agent has received by 9:00 a.m., New York City time, on the Valuation Date relating to such Warrants (or if the Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), Euroclear Confirmations with respect to such Warrants, and if the Warrant Agent has not received any such Euroclear Confirmation by such time, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 10:00 a.m., New York City time, on such Valuation Date (or if the Valuation Date is not a New York Business Day, on the next succeeding New York Business Day) of the number of such Warrants in respect of which the Warrant Agent has not received such Euroclear Confirmations and (except to the extent the Company has notified the Warrant Agent that it has waived the timing requirement of timely delivery of such Euroclear Confirmation) send to the Euroclear participant that executed such Notice of Exercise for which no related Euroclear Confirmation was received (at the address specified in such notice) a notice of rejection substantially in the form set forth in Exhibit B or Exhibit B-1 hereto, as the case may be;

            (v) if any of the Warrants covered by such Notice of Exercise constitute Contingently Tendered Warrants, the Warrant Agent shall, by 5:00 p.m., New York City time, on the Valuation Date, (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day) (A) determine the Reference Index (as defined herein) for such Warrants and the Spot Index (as defined herein) for the Index Calculation Date that, but for the provisions of Section 2.02(h), would be the Valuation Date for such Warrants; (B) determine in accordance with Section 2.02(h) whether such Contingently Tendered Warrants will be subject to exercise after giving effect to the Limit Option and, if such Warrants will not be subject to exercise, send to the Registered Holder (or the entity that executed the Notice of Exercise, in the case of Certificated Warrants held through CEDEL or Euroclear), in the case of Certificated Warrants, or to the Participant, in the case of Book-Entry Warrants, that submitted such Notice of Exercise a notice of rejection substantially in the form set forth in Exhibit C-1 or Exhibit C-2 hereto, as appropriate, with respect to such Warrants and return to the Registered Holder (or the entity that executed the Notice of Exercise, in the case of Certificated Warrants held through CEDEL or Euroclear) that submitted such Notice of Exercise, by first class mail, the Warrant Certificates (to the extent received, in the case of Warrants held through CEDEL or Euroclear) evidencing such Warrants, or, in the case of Book-Entry Warrants (to the extent received, in the case of Warrants held through CEDEL or Euroclear), redeliver the Warrants free through the facilities of the Depository to the account of such Participant; and (C) notify the Company and the Determination Agent as to whether such Contingently Exercised Warrants will be subject to exercise;

            (vi) by 5:00 p.m., New York City time, on the Valuation Date, (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day) (A) determine the sum of (1) the number of such Warrants not subject to the Limit Option (i.e., the number of Warrants determined pursuant to clause (iii)(C) above) plus (2) the number of such Warrants that are Contingently Exercised Warrants that will be subject to exercise notwithstanding the Limit Option (i.e., the number of Warrants so identified pursuant to clause
      (v)(B) above) (all of such Warrants, the "Exercised Warrants") and
      (B) notify the Company and the Determination Agent of the total number of Exercised Warrants so determined (if such number is zero, the

      Warrant Agent shall not take the actions required by clauses (vii) and (viii) with respect to such Notice of Exercise or the related Warrants);

            (vii) calculate the Cash Settlement Value of the Exercised Warrants (excluding any Warrants held through CEDEL or Euroclear as to which timely delivery of the related Warrant has not been made) as of their Valuation Date in the manner set forth in Section 2.02(d) by no later than 5:00 p.m., New York City time, on the New York Business Day next succeeding the Valuation Date (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business
      Day) (unless the Cash Settlement Value shall be calculated by the Determination Agent);

            (viii) notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 12:00 noon, New York City time, on the New York Business Day next succeeding the Valuation Date (or, if such Valuation Date is not a New York
      Business Day, on the New York Business Day following the New York Business Day next succeeding the Valuate Date) of the Cash Settlement Value payable in respect of the exercise of such Exercised Warrants, and send notices of confirmation substantially in the form included in Exhibit B or Exhibit B-1 hereto, as the case may be, to the appropriate Registered Holder (or the entity that executed the related Notice of Exercise, in the case of Certificated Warrants held through CEDEL or Euroclear) or Participant specifying therein the reference number assigned by the Warrant Agent to each accepted Notice of Exercise; and

            (ix) promptly deliver a copy of each Notice of Exercise to the Company and advise the Company of such other matters relating to the Exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or Section 2.03 shall be by telephone (promptly confirmed in writing) or telecopy.

            Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then in such case, the exercise of such Warrants shall be ignored and either (i) for Certificated Warrants, the Warrant Certificate evidencing such Warrants (to the extent received, in the case of

Warrants held through CEDEL or Euroclear) shall be promptly returned by the Warrant Agent to the Registered Holder (or the entity that executed the related Notice of Exercise, in the case of Certificated Warrants held through CEDEL or Euroclear) by first class mail or (ii) for Book-Entry Warrants, the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of the Depository (to the extent received, in the case of Warrants held through CEDEL or Euroclear) and, in either case such Warrantholder shall be permitted to exercise such Warrants prior to the Expiration Date or the Delisting Date, as the case may be.

            (c) Provided that the Company has made adequate funds available to the Warrant Agent in a timely manner, which shall (a) in the case of Warrants not held through the facilities of the Depository, CEDEL or Euroclear, in no event be later than 3:00 p.m., New York City time, on the fifth New York Business Day following a Valuation Date (or, if the Valuation Date is not a New York Business Day, on the fifth New York Business Day following the New York Business Day next succeeding the Valuation Date) and (b) in the case of Warrants held through the facilities of the Depository, CEDEL or Euroclear, in no event be later than 3:00 p.m., New York City time, on the sixth New York Business Day following a Valuation Date (or if the Valuation Date is not a New York Business Day, on the sixth New York Business Day following the New York Business Day next succeeding the Valuation Date (the "Settlement Date"), the Warrant Agent will be responsible for making its payment available either (i) for Certificated Warrants, to each appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election as specified in the applicable Notice of Exercise), after 3:00 p.m., New York City time, but prior to the close of business, on the first New York Business Day immediately succeeding such Settlement Date or (ii) for Book-Entry Warrants, to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Notice of Exercise), after 3:00 p.m., New York City time, but prior to the close of business, on the first New York Business Day immediately succeeding such Settlement Date. For either clause (i) or (ii) above, such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrant Certificates or Warrants that were delivered to the Warrant Agent (together with the related Notice of Exercise) as provided in Sections 2.01 and 2.02(a) and (b).

            (d) The "Cash Settlement Value" of an exercised Warrant shall be an amount in U.S. dollars equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which 541.73 (the "Strike Index") exceeds the closing level of the Index as compiled and published by the AMEX, on the applicable Valuation Date for such Warrant (the "Spot Index"), divided by three, divided by (C) the exchange rate of H.K. $7.726 per $1.00; provided, however, that if such amount is less than zero, then the Cash Settlement Value shall be zero.

            The "Index" is the AMEX Hong Kong 30 Index designed, developed, maintained and operated by the American Stock Exchange (the "AMEX"). References in this Agreement to "U.S. dollars", "U.S.$" or "$" are to the lawful currency of the United States of America, and references to "Hong Kong dollars" or "H.K.$" are to the lawful currency of Hong Kong.

            (e) In the event a Global Warrant Certificate is issued, the Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants that were delivered to the Warrant Account and for which payment has been made as provided in Section 2.02(c) promptly after such delivery and payment. Absent manifest error, the Warrant Agent's records shall be conclusive evidence of such matters.

            (f) The Company hereby appoints PaineWebber Incorporated, and PaineWebber Incorporated accepts such appointment, to be the Company's Determination Agent to make such calculations as may be required upon the occurrence of any of the circumstances described in Section 2.02(g) or 2.03, including, without limitation, calculation of the Cash Settlement Value or the Alternative Settlement Amount, as applicable, of a Warrant. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Warrant-holders and any Participant. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office.

            The Company agrees, for the benefit of the Warrantholders from time to time of the Warrants, that there shall at all times be a Determination Agent hereunder until all the Warrants are no longer outstanding or until moneys for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, which-ever occurs earlier. Resignation, removal and appointment of the Determination Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Warrant Agent, as provided in Section 5.03, except that a successor Determination Agent need not be a banking institution with offices south of Chambers Street in the Borough of Manhattan, The City of New York, and may only be appointed if such successor has been nominated by the Company and approved by the predecessor Determination Agent.

            The Company agrees promptly to pay the Determination Agent the compensation to be agreed upon with the Company for all services rendered by the Determination Agent hereunder. The Company also agrees to indemnify the Determination Agent for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys' fees and expenses) incurred by the Determination Agent by reason of its being made a party to a suit or claim arising out of this Agreement; provided, however, that such indemnity shall in no event apply to the extent that any such loss, liability, cost or expense is a result of the negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The indemnity obligation of the Company shall continue notwithstanding the termination of this Agreement or the resignation or removal of the Determination Agent.

            (g) In the event that the Index is not calculated and publicly announced by the AMEX on a Valuation Date but is calculated and publicly announced by another person or party not affiliated with the Company and acceptable to the Company (the "Third Party"), the applicable Cash Settlement Value shall nevertheless be calculated by reference to the value of the closing quotation for the Index so announced by the Third Party.

            In the event that prior to a Valuation Date the AMEX or the Third Party makes a material change in the formula for, or the method of calculating the Index, the Determination Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the Index as was in effect prior to such change or modification.

            If on a Valuation Date either the AMEX or any Third Party discontinues publication of the Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the Index (any such index being a "Successor Index"), the Determination Agent shall determine the Spot Index for any date thereafter based on the closing level of the Successor Index on such date. If the AMEX and/or any Third Party discontinues publication of the Index and/or any Successor Index, the Company will cause the Determination Agent to determine the applicable Cash Settlement Value based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published.

            If calculation or publication of the Index or a Successor Index is modified, discontinued or suspended, as provided in this Section 2.02(g), then the Determination Agent shall promptly notify the Warrant Agent, and the Warrant Agent shall in turn promptly notify the Warrant-holders in accordance with Section 6.04 hereof, of such modification, discontinuance or suspension and of any modification or adjustment to be made with respect to calculation of the Cash Settlement Value or Alternative Settlement Amount, as applicable.

            The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index, any Successor Index, adjustments or calculations by the Determination Agent (as provided above) in order to arrive at a calculation of a stock index comparable to the Index or any Successor Index, or the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

            (h) Except in the case of an automatic exercise (as provided in Section 2.03 below) and except upon the occurrence of an Extraordinary Event as a result of which an Alternative Settlement Amount is payable (as provided in Section 2.03 below) in connection with any exercise of Warrants, the related Notice of Exercise may specify that such exercise (including any exercise following a postponed Valuation Date pursuant to Section 2.03(b), if the Cash Settlement Value is to be paid with respect to such Warrants), be subject to the condition that the Spot Index that would otherwise be used to determine the Cash Settlement Value of such Warrants not be 20 or more points higher than the Reference Index for such Warrants. "Reference Index", with respect to any Contingently Tendered Warrants, means the Spot Index on the New York Business Day that such Notice of Exercise has been received (or shall be deemed to have been received) (or, if such New York Business Day is not an Index Calculation Date, on the first Index Calculation Date preceding such New York Business Day). The option of a Warrantholder to condition an exercise of Warrants as provided in this Section 2.02(h) is herein referred to as the "Limit Option". If a Warrantholder elects the Limit Option in connection with any exercise of Warrants, the following provisions shall apply:

            (i) To be valid, such election must be specified in the related Notice of Exercise. Each of the Warrant Agent and the Company shall be entitled to rely conclusively on such Notice of Exercise, as received by the Warrant Agent, in determining whether such election has been validly made. In connection with any exercise of 500 or more Warrants, a Warrantholder may elect to subject only a portion of such Warrants to the Limit Option; provided that the number of such Warrants subject to the Limit Option and the number of such Warrants not subject to the Limit Option shall in each case not be less than 500. Registered Holders and Participants shall be required to certify that the number of Warrants exercised on behalf of any Warrantholder pursuant to the related Notice of Exercise that are subject to the Limit Option is an amount that is not less than 500.

            (ii) The Reference Index shall be determined by the Warrant Agent, which determination shall be conclusive and binding for all purposes relating to such exercise.

            (iii) In the event that the Spot Index for the first Index Calculation Date following the New York Business Day that such Notice of Exercise has been received (or shall be deemed to have been received) (i.e., for the day that, but for the provisions of Section 2.02(h), would be the Valuation Date for such Warrants) is 20 or more points higher than the Reference Index for such Warrants, such Warrants (A) shall not be subject to exercise and shall be treated for all purposes of this Agreement and the Warrant Certificates and Global Warrant Certificate as if the related Notice of Exercise had never been received by the Warrant Agent, and (B) shall not constitute "Exercised Warrants" for purposes of Section 2.02(b). If such Spot Index is not 20 or more points higher than such Reference Index, such Warrants shall be subject to exercise as provided in this
      Section 2.02 and shall be deemed to be "Exercised Warrants" for such purposes. The Warrant

      Agent's determination shall be conclusive and binding for all purposes relating to such Warrants.

            (iv) Except as provided in Section 2.03(b), the Limit Option (based on the Reference Index as determined for the New York Business Day that such Notice of Exercise has been received (or shall be deemed to have been received) or, if applicable, the first Index Calculation Date preceding such New York Business Day) shall continue to be applicable to any Exercised Warrant for which the Valuation Date has been postponed as a result of the occurrence of an Extraordinary Event or an Exercise Limitation Event until the Warrants are canceled as provided in Section 2.03(b) or until the Expiration Date or the Delisting Date.

            SECTION 2.03. Automatic Exercise of Warrants; Exercise upon an Extraordinary Event or Exercise Limitation Event. (a) All Warrants for which the Warrant Agent has not received a Notice of Exercise in proper form by 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) the Delisting Date, as the case may be, or for which the Warrant Agent has received a Notice of Exercise in proper form but with respect to which timely delivery of the relevant Warrants has not been made, and which have not been canceled prior to such time, will be deemed automatically exercised on such date without any requirement of a Notice of Exercise to the Warrant Agent. The Exercise Date for such Warrants shall be the Expiration Date or the Delisting Date, as the case may be, or, if such Date is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrants shall be the first Index Calculation Date following the Exercise Date for such Warrants.

            The Warrant Agent shall by 5:00 p.m., New York City time, on the Expiration Date or the Delisting Date, as the case may be, (or if such date is not a New York Business Day on the next succeeding New York Business Day) notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) of the number of Warrants to be automatically exercised on such day. On the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the next succeeding New York Business Day), the Warrant Agent shall (i) determine the Cash Settlement Value (in the manner provided in Section 2.02(d)) of the Warrants to be automatically exercised; (ii) by 5:00 p.m., New York City time, on the New York Business Day next succeeding such Valuation Date, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) of the Cash Settlement Value payable in respect of such exercised Warrants; and (iii) advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request.

            If the Company determines that an Extraordinary Event or an Exercise Limitation Event (as defined herein) has occurred and is continuing on the Expiration Date or the Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an "Alternative Settlement Amount", in accordance with Section 2.03(b) herein (treating the Expiration Date or the Delisting Date, as the case may be, as the date on which the Warrants were canceled for the purposes of Section 2.03(b)).

            With respect to all Warrants subject to automatic exercise (other than Book-Entry Warrants and Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limita-tion Event as described in Section 2.03(b)), the Company shall make available to the Warrant Agent, not later than 3:00 p.m., New York City time, on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (or if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding the Valuation Date) (in any such case, the "Automatic Settlement Date"), funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making its payment available to the appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election), after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Settlement Date, against receipt by the Warrant Agent at the Warrant Agent's Office from such Registered Holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants, evidenced by such Warrant Certificates, that were exercised automatically on the Expiration Date or the Delisting Date, as the case may be. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly canceled by the Warrant Agent.

            In the case of Book-Entry Warrants subject to automatic exercise (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event as described in Section 2.03(b)), the Company shall make available to the Warrant Agent, not later than 3:00 p.m., New York City time, on the Automatic Settlement Date, funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making funds available to the Depository, against receipt of the Global Warrant Certificate, after 3:00 p.m., New York City time, but prior to the close of business, on the Automatic Settlement Date, such check to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

            The Company will advise the Warrant Agent as soon as practicable of the date of any expected delisting or permanent suspension of trading of the Warrants and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension has occurred, but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:30 a.m., New York City time, on the New York Business Day following the date that such delisting or suspension occurs. The Company will use its best efforts to notify the Warrant-holders, or cause the Warrantholders to be notified, as promptly as practicable of any expected delisting or suspension of trading of the Warrants.

            (b) Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly notify the Warrantholders, through publication in a United States newspaper with a national circulation, or through other means deemed appropriate by the Company ("Publication"), that an Extraordinary Event or an Exercise Limitation Event has occurred. Anything in this Agreement to the contrary notwithstanding, if the Company determines that an Extraordinary Event or Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day with respect to which the Spot Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day"), then the Cash Settlement Value of any Warrants shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Date following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, however, that if the Cash Settlement Value of such Warrants is not calculated on or prior to the Expiration Date or the Delisting Date, then the Warrantholders shall receive the Alternative Settlement Amount in lieu of the Cash Settlement Value which shall be calculated as if such Warrants had been canceled on the Expiration Date or the Delisting Date, as the case may be.

            If the Company determines that an Extraordinary Event has occurred and is continuing, and if it is expected by the Company to continue, the Company may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights with respect to the Warrants and under this Agreement shall thereupon cease; provided, however, that each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such Date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall have the right to receive an Alternative Settlement Amount (as defined herein) with respect to its Warrants. The Company shall use its best efforts to promptly notify the Warrantholders through Publication of such cancellation.

            With respect to all Warrants as to which the Valuation Date has been postponed or which have been canceled as described above, the Company shall make available to the Warrant Agent not later than 3:00 p.m., New York City time, on the third New York Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Settlement Date"), funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will be responsible for making a payment (i) in the case of Certificated Warrants, to each Registered Holder that submitted a warrant Certificate for exercise or (ii) in the case of Book-Entry Warrants, to the Depository, after 3:00 p.m., New York City time, but prior to the close of business on, the Alternative Settlement Date, in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount of such Exercised Warrants.

            The "Alternative Settlement Amount" shall be an amount, determined by the Determination Agent, which is the greater of (i) the average of the last sale prices, as available, of the Warrants on the AMEX (or any successor securities exchange on which the Warrants are listed) on the

30 trading days preceding the date on which such Extraordinary Event was declared; provided that, if the Warrants were not traded on the AMEX (or such successor securities exchange) on at least 20 of such trading days, no effect will be given to this clause (i) for the purpose of determining the Alternative Settlement Amount, and (ii) the amount "X" calculated using the formula set forth below:
               _     _
              |       |
              | T x A |
      X = I + |___ ___|
              | 2   B |
              |_     _|

      where

      I = the Cash Settlement Value of the Warrants determined as described under Section 2.02(d), but subject to the following modifications:

            (1) if the Calculation Date for such Warrants is a date on which the Index or a Successor Index is calculated and published, for the purpose of determining such Cash Settlement Value, the Spot Index will be determined as of such Cancellation Date except that, if the Spot Index as of such day is less than 90% of the Spot Index as of the immediately preceding Index Calculation Day, then the Spot Index will be deemed to be 90% of the Spot Index on such preceding Index Calculation Day; or

            (2) if the Calculation Date for such Warrants is a date on which the Index or a Successor Index is not calculated or published, for the purpose of determining such Cash Settlement Value, the Spot Index will be deemed to be the lesser of (i) the Spot Index as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Spot Index as of such day is less than 90% of the Spot Index as of the second Index Calculation Day immediately preceding such Cancellation Date, 90% of the Spot Index as of such second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Spot Index at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Spot Index at the next Index Calculation Day; provided that if an Extraordinary Event described in clause (i) of the definition of Extraordinary Event continues for 30 consecutive days immediately following such Cancellation Date, then the Determination Agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the stocks which comprise the Index or any Successor Index on the Index Calculation Day immediately following such Cancellation

      Date which, subject to approval by the Company (such approval not to be unreasonably withheld), shall for purposes of calculating the amount under this clause (2)(ii) be treated as the figure arrived at under clause (2)(ii)(b);

      T =   U.S. $5.125

      A = the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

      B = the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

            For purposes of determining "I" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day on which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause 2(ii)(b) above which fairly reflects the value of the stocks which comprise the Index on the Cancellation Date, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

            (c) For purposes of this Agreement, an "Extraordinary Event" shall mean any one of the events, circumstances or causes listed below:

             (i) a suspension or absence of trading on the Hong Kong Stock Exchange Ltd. (the "HKSE") of all the stocks which then comprise the Index or a successor index; or

            (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority which would make it unlawful for the Company to perform any of its obligations under this Agreement or the Warrants; or

            (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities which in the opinion of the Company may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) which has or will have a material adverse effect on the ability of the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index.

            For the purposes of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the HKSE, and (2) an "absence of trading" on the HKSE will not include any time when the HKSE itself is closed for trading under ordinary circumstances.

            (d) For purposes of this Agreement, an "Exercise Limitation Event" shall mean any one of the events, circumstances or causes listed below:

            (i) a suspension or absence of trading on the HKSE of (a) 20% or more of the stocks which then comprise the Index or a Successor Index and/or (b) the stocks of any three of the four most highly capitalized companies included in the stocks which then comprise the Index or a Successor Index; or

            (ii) the suspension or material limitation on the Hong Kong Futures Exchange Ltd. (the "HK Futures Exchange") or any other major futures or securities market of trading in futures or options contracts related to the Hang Seng Index, the Index or a Successor Index.

            For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange,
(2) a decision to permanently discontinue trading in the relevant contract will not constitute an Exercise Limitation Event, (3) a suspension in trading in a futures or options contract on the Hang Seng Index, the Index or a

Successor Index by the HK Futures Exchange or other major futures or securities market by reason of (x) a price change violating limits set by the HK Futures Exchange or such futures or securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or material limitation of trading in futures or options contracts related to the Hang Seng Index, the Index, or a Successor Index (4) an "absence of trading" on the HK Futures Exchange or a major futures or securities market on which futures or options contracts related to the Hang Seng Index, the Index or a Successor Index are traded will not include any time when the HK Futures Exchange or such futures or securities market, as the case may be, itself is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

            SECTION 2.04. Limitation of Number of Exercisable Warrants. All exercises of Warrants (other than on the Expiration Date or the Delisting Date or upon cancellation of the Warrants as provided in Section 2.03(b)) shall be subject, at the Company's option, to the limitation that not more than 1,000,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 1,000,000 Warrants, then upon the Company's exercising such option (by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New York City time, on such Exercise Date), 1,000,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select additional of such holders, Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this Section 2.04); provided that any Remaining Warrant in respect of which a Notice of Exercise was delivered on a given Notice Date shall be deemed exercised before any other Warrants in respect of which a Notice of Exercise was delivered on a later Notice Date. If any individual Warrantholder attempts to exercise more than 250,000 Warrants on any New York Business Day, then at the

Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New York City time, on such New York Business Day) 250,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (subject to successive applications of this Section 2.04). The date on which any Warrant is deemed exercised under the preceding sentences shall for all purposes of this Agreement be the "Exercise Date" in respect of such Warrants.

            SECTION 2.05. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants from, or suspension of their trading on, the AMEX unless the Company has, at the same time, arranged for listing on another United States national securities exchange.

            SECTION 2.06. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value or Alternative Settlement Amount of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value or Alternative Settlement Amount shall have become due and payable shall be repaid by the Warrant Agent to the Company and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify (i) in the case of Certificated Warrants, the Registered Holders or (ii) in the case of Book-Entry Warrants, the Participants concerned, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company.

            SECTION 2.07. Return of Global Warrant Certificate. In the event a Global Warrant Certificate is issued, at such time as all of the Warrants evidenced by such Certificate have been exercised (including pursuant to an automatic exercise) or otherwise canceled and all payments to the Participants made as provided herein, the Warrant Agent shall destroy the canceled Global Warrant Certificate (unless instructed by the Company to deliver the Global Warrant Certificate to the Company) and shall provide a certificate of destruction to the Company.

                                ARTICLE III

                        OTHER PROVISIONS RELATING TO
                          RIGHTS OF WARRANTHOLDERS

            SECTION 3.01. Warrantholder of Warrant May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.


                                 ARTICLE IV

                     WARRANTS ACQUIRED BY THE COMPANY;
                              PAYMENT OF TAXES

            SECTION 4.01. Warrants Acquired by the Company. In the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Certificated Warrants, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly note the cancellation of such Warrants on the records of the Warrant Agent or (ii) in the case of Book Entry Warrants, surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent. In the case of Book-Entry Warrants, such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant which is canceled as provided herein, except as otherwise expressly permitted by this Agreement which tax or other governmental charge shall be paid by the appropriate Warrantholder or Registered Holder.

            Any canceled Warrant Certificate held by the Warrant Agent under this Agreement shall be destroyed by the Warrant Agent unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of destruction to the Company evidencing the same.

            SECTION 4.02. Payment of Taxes. The Company will pay all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, Warrant Certificates or Global Warrant Certificate which tax or other governmental charge shall be paid by the appropriate Warrantholder or Registered Holder.


                                 ARTICLE V

                        CONCERNING THE WARRANT AGENT

            SECTION 5.01. Warrant Agent. (a) The Company hereby appoints Citibank, N.A. ("Citibank") as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and Citibank hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificates or the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

            (b) Citibank covenants and agrees to maintain an office, staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Agreement, including, without limitation, the computation of the Cash Settlement Value and the timely settlement of the Warrants upon exercise thereof.

            SECTION 5.02. Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

            (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

            (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

            (c) The Warrant Agent may consult with counsel satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

            (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depository, trustee or agent for, any committee or body of holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

            (f) The Warrant Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such moneys from other moneys held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

            (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates or the Global Warrant Certificate (except its countersignature thereof).

            (h) The recitals contained herein and in the Warrant Certificates or the Global Warrant Certificate (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

            (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in any Warrant Certificate or the Global Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section
      6.02 hereof, to make any demand upon the Company.

            SECTION 5.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until moneys for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier.

            (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof and having an office south of Chambers Street in the Borough of Manhattan, The City of New York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

            (c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the suc-cessor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

            (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trust, immunities, duties and obligations of such predecessor with like effect as if origi-nally named as Warrant Agent hereun-der, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as Warrant Agent hereunder.

            (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                 ARTICLE VI

                               MISCELLANEOUS

            SECTION 6.01. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company, the Warrant Agent and the Determination Agent, without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of the Warrants. Notwithstanding anything in this Section 6.01 to the contrary, this Agreement may not be amended to provide for the countersigning by the Warrant Agent of Warrant Certificates evidencing in the aggregate in excess of 4,100,000 Warrants unless and until the Warrant Agent has received notice from the AMEX or any successor United States national securities exchange that the additional Warrants in excess of 4,100,000 have been approved for listing on such exchange.

            (b) The Company, the Warrant Agent and the Determination Agent may modify or amend this Agreement, with the consent of Warrantholders holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that decreases the Strike Index, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby.

            SECTION 6.02. Notices and Demands to the Company, the Warrant Agent and the Determination Agent. If the Warrant Agent or the Determination Agent shall receive any notice or demand addressed to the Company by any Warrantholder pursuant to the provisions of this Agreement, the Warrant Agent or the Determination Agent, as the case may be, shall promptly forward such notice or demand to the Company.

            SECTION 6.03.  Addresses for Notices.  Any communications to the Warrant Agent with respect to this Agreement shall be addressed to Citibank, N.A., 120 Wall Street, New York, New York 10043, Attention:
Corporate Trust Department (telephone:  (212) 412-6209; facsimile:
(212) 480-1613), and any communications to the Company with respect to this Agreement shall be addressed to Paine Webber Group Inc., 1285 Avenue of the Americas, New York, New York 10019, Attention: Secretary (telephone:
(212) 713-6277; facsimile: (212) 713-6119), and any communications to the Determination Agent with respect to this Agreement shall be addressed to PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: John Braddock (telephone (212) 713-3508; facsimile: (212) 582-1650) (or such other address as shall be specified in writing by the Warrant Agent, the Company or the Determination Agent, respectively).

            SECTION 6.04. Notices to Holders. The Company may cause to have notice given to the holders of Warrants by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Certificated Warrants, the Warrant Agent to the Warrantholders or (ii) in the case of Book-Entry Warrants, the Depository with a form of such notice to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository.

            SECTION 6.05. Obtaining of Approvals. The Company will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and the AMEX or any successor national securities exchange and (b) any and all filings or notices under United States Federal and state securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates, the Global Warrant Certificate or the exercise of the Warrants.

            SECTION 6.06. Persons Having Rights Under This Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the registered holder of the Global Warrant Certificate and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors, the registered holder of the Global Warrant Certificate and of the Warrantholders.

            SECTION 6.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent's Office for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depository or any person certified by any Participant to be a Warrantholder, in each case, on behalf of whom such Participant holds Warrants.

            SECTION 6.08. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 6.10. APPLICABLE LAW. THIS AGREEMENT AND EACH WARRANT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                              PAINE WEBBER GROUP INC.


                                 By  /s/ DAVID A. DAMI
                                     Name:  David A. Dami
                                     Title: Attorney-in-Fact



                              CITIBANK, N.A.


                                 By  /s/ JOHN REASOR
                                     Name:  John Reasor
                                     Title: Assistant Vice President


                              PAINEWEBBER INCORPORATED


                                 By  /s/ JOHN C. BRADDOCK
                                     Name:  John C. Braddock
                                     Title: Vice President

                                                                  EXHIBIT A




                       [FORM OF WARRANT CERTIFICATE]

                                   [FACE]

No. P-                                                  CUSIP No. 695629261

                          PAINE WEBBER GROUP INC.

                    AMEX Hong Kong 30 Index Put Warrants
                         Expiring January 17, 1996

            This Warrant Certificate certifies that
            , or registered assigns, is the registered holder of
                           AMEX Hong Kong 30 Index Put Warrants Expiring
January 17, 1996 (the "Warrants"). Upon receipt by the Warrant Agent of this Warrant Certificate and the notice of exercise on the reverse hereof (or a notice of exercise in substantially identical form delivered herewith), duly completed and executed, at the offices of the Warrant Agent in the Borough of Manhattan, The City of New York, each Warrant entitles the beneficial owner thereof (each a "Warrantholder") to receive, subject to the conditions set forth herein and in the Warrant Agreement, from Paine Webber Group Inc. (the "Company") the cash settlement value in U.S. dollars (the "Cash Settlement Value") equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which 541.73 (the "Strike Index") exceeds the closing level of the AMEX Hong Kong 30 Index (the "Index"), as compiled and published by the American Stock Exchange ("AMEX"), on the applicable Valuation Date for such Warrant (the "Spot Index"), divided by (B) three, divided by (C) a fixed Hong Kong dollar/U.S. dollar exchange rate of H.K.$7.726 per U.S. $1.00; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero. In no event shall a Warrantholder be entitled to any interest on any Cash Settlement Value.

            Subject to the terms of the Warrant Agreement, each Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding January 17, 1996 (the "Expiration Date") and (ii) the Delisting Date (as defined herein), at which time the Warrants shall expire and all Warrants evidenced hereby shall be automatically exercised and otherwise shall be void. Except in the case of automatic exercise or cancellation of the Warrants, as set forth herein and in the Warrant Agreement, not fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

            Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

            IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this instrument to be duly executed.


Dated:  January 24, 1994            PAINE WEBBER GROUP INC.


                                          By______________________
                                                Donald B. Marron
                                                Chairman and Chief
                                                Executive Officer
[SEAL]

Attest:


  By________________________
      Theodore A. Levine
      Secretary

Countersigned as of the
date above written:

CITIBANK, N.A.,
as Warrant Agent


  By_________________________
      Authorized Officer

                       [FORM OF WARRANT CERTIFICATE]
                                 [REVERSE]

                          PAINE WEBBER GROUP INC.

            The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of January 24, 1994 (the "Warrant Agreement"), among the Company, Citibank, N.A. (the "Warrant Agent") and PaineWebber Incorporated (the "Determination Agent") and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office (as defined herein).

            The Warrants constitute direct, unconditional and unsecured obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

            Subject to the provisions hereof and of the Warrant Agreement, each Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day (as defined herein) from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding the Expiration Date and (ii) the Delisting Date (as defined herein). The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate and attached notice of exercise (or a notice of exercise in substantially identical form), duly completed and executed, to the Warrant Agent's offices in the Borough of Manhattan, The City of New York (the "Warrant Agent's Office"), which are, on the date hereof, located at [111 Wall Street, New York, New York 10043, Attention:
Corporate Trust Department]. Not fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

            The "Cash Settlement Value" of an exercised Warrant shall be an amount in U.S. Dollars equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which 541.73 (the "Strike Index") exceeds the closing level of the Index, as compiled and published by the AMEX, on the applicable Valuation Date (as defined herein) for such Warrant (the "Spot Index"), divided by (B) three, divided by (C) a fixed Hong Kong dollar/U.S. dollar exchange rate of H.K.$7.726 per U.S. $1.00; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero.

            The Company has appointed PaineWebber Incorporated to be its Determination Agent to make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein, including, without limitation, calculation of the Cash Settlement Value under certain circumstances or the Alternative Settlement Amount (as defined herein), as applicable, of a Warrant. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders.

            In the event that the Index is not publicly announced by the AMEX on a Valuation Date, but is publicly announced by another person or party not affiliated with the Company and acceptable to the Company (the "Third Party"), the applicable Cash Settlement Value shall nevertheless be calculated by reference to the value of the closing quotation for the Index so announced by the Third Party.

            In the event that prior to a Valuation Date the AMEX or the Third Party makes a material change in the formula for or the method of calculating the Index, the Determination Agent shall make such calculations as may be required to determine the applicable Cash Settlement Value using the formula and method of calculating the Index as was in effect prior to such change or modification.

            If on a Valuation Date either the AMEX or any Third Party discontinues publication of the Index and publishes a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the Index (any such index being a "Successor Index"), then the Determination Agent shall determine the Spot Index for any date thereafter based on the closing level of the Successor Index on such date. If the AMEX and/or any Third Party discontinues publication of the Index and/or any Successor Index, the Company will cause the Determination Agent to determine the applicable Cash Settlement Value based on the formula and method used in calculating the Index or any Successor Index as in effect on the date the Index or such Successor Index was last published.

            The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the Index, any Successor Index, adjustments or calculations by the Determination Agent in order to arrive at a calculation of a stock index comparable to the Index or any Successor Index, or the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

            Subject to the Warrant Agreement and this Warrant Certificate, and except in the case of exercise (whether automatic or by notice of exercise) on the Expiration Date or the Delisting Date, or in the event an Extraordinary Event or Exercise Limitation Event (as such terms are defined herein) is declared, or in the case of a postponement due to there being exercised a number of Warrants in excess of the maximum permitted number on a given day, the valuation date (the "Valuation Date") for a Warrant shall be the first Index Calculation Date (as defined herein) following the applicable Exercise Date (as defined in the Warrant Agreement) on which the Warrant Agent has received (i) in the case of Warrants other than those held through the facilities of Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), the Warrant Certificate representing such Warrant, with the notice of exercise below (or a notice of exercise in substantially identical form delivered here-with), duly completed and executed, at or prior to 3:00 p.m., New York City time (the "Notice Date"); and if the Warrant Agent shall receive any such Warrant Certificate after 3:00 p.m., New York City time, on such date, then such Warrant Certificate shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be considered the Notice Date), and in such event the Valuation Date shall be the next Index Calculation Date following the New York Business Day on which the Warrant Agent is deemed to have received such Warrant Certificate together with the notice of exercise or (ii) in the case of Warrants held through the facilities of CEDEL or Euroclear, the notice of exercise (by facsimile transmission) at or prior to 3:00 p.m., New York City time; provided that the Warrant Certificate is received by the Warrant Agent by 3:00 p.m., New York City time, on the Index Calculation Date next succeeding the Exercise Date; and if the Warrant Agent shall receive such notice of exercise after 3:00 p.m., New York City time, on such date, then the notice of exercise shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be considered the Notice
Date), and in such event the Valuation Date shall be the next Index Calculation Date following the

New York Business Day on which the Warrant Agent is deemed to have received such notice of exercise; provided, however, that if the Warrant Agent receives the Warrant Certificate after 3:00 p.m., New York City time, on the Valuation Date, then the Exercise Date for such Warrant shall be the day on which such Warrant Certificate is received or, if such day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrant shall be the first Index Calculation Date following such Exercise Date; provided, further, however, in the case of exercises by Euroclear participants, Euroclear must by tested telex to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date confirm that the Warrants will be received by the Warrant Agent on such Date, provided that if such telex communication is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Notice of Exercise or waive the requirement for timely delivery of such telex communication. Any Warrant Certificate received after 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) the last New York Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder) on, the American Stock Exchange and not accepted at the same time for listing on another United States national securities exchange (such New York Business Day being the "Delisting Date") or, in the case of Warrants held through the facilities of CEDEL or Euroclear, after 3:00 p.m., New York City time, on the first Index Calculation Date following such Dates), shall be deemed not to have been delivered and the related notice of exercise shall be void and of no effect; provided, however, that if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed the Delisting Date for purposes of the Warrant Agreement and this Warrant Certificate.

            If the notice of exercise is not rejected as provided in the Warrant Agreement, then the Warrant Agent or the Determination Agent, as the case may be, will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then in such case, the exercise of such Warrants shall be ignored and the Warrant Certificate evidencing such Warrants will be promptly returned by the Warrant Agent to the registered holder of the Warrant by first class mail at the Company's expense and such holder shall be permitted to re-exercise such Warrants prior to the Expiration Date or the Delisting Date.

            Except in the case of Warrants subject to automatic exercise and for Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value, payment shall be made available to the appropriate holders on the fifth New York Business Day following the Valuation Date for such Warrants (or, if the Valuation Date is not a New York Business Day, on the fifth New York Business Day following the New York Business Day next succeeding the Valuation Date) in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such holder in the United States (at the holder's election as specified in the notice of exercise), in an amount equal to the aggregate Cash Settlement Value of the exercised Warrants.

            All Warrant Certificates for which the Warrant Agent has not received a notice of exercise in proper form by 3:00 p.m., New York City time, on (i) the New York Business Day preceding the Expiration Date or
(ii) the Delisting Date, as the case may be, or for which the Warrant Agent has received a notice of exercise in proper form but with respect to which timely delivery of the relevant Warrant Certificate has not been made, and which have not been canceled prior to such time, will be deemed automatically exercised on such Date without any requirement of a notice of exercise to the Warrant Agent. The Valuation Date for such Warrants shall be the first Index Calculation Date following the Expiration Date or the Delisting Date, as the case may be.

            If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or the Delisting Date, the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an Alternative Settlement Amount (treating the Expiration Date or the Delisting Date, as the case may be, as the date on which the Warrants were canceled), as provided below and in the Warrant Agreement.

            Payment with respect to automatically exercised Warrants shall be made available to the appropriate registered holders of the Warrants in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such holder in the United States (at such holder's election), on the fourth New York Business Day following the Valuation Date for automatically exercised Warrants (or if such Valuation Date is not a New York Business Day, on the fourth New York Business Day following the New York Business Day next succeeding such Valuation Date), against receipt by the Warrant Agent at the Warrant Agent's Office from the holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants, evidenced by the Warrant Certificates, that were exercised (whether automatically or by notice of exercise) on the Expiration Date or the Delisting Date, as the case may be.

            Anything in the Warrant Agreement or in this Warrant Certificate to the contrary notwithstanding, if the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day (as defined herein) with respect to which the Spot Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day") then the Cash Settlement Value of such Warrants in respect of an exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Date following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, however, that if the Cash Settlement Value of such Warrants is not calculated on or prior to the Expiration Date or the Delisting Date, then the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement Value which shall be calculated as if the Warrants had been canceled on the Expiration Date or the Delisting Date, as the case may be.

            If the Company determines that an Extraordinary Event has occurred and is continuing and if it is expected by the Company to continue, the Company may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such Warrants are canceled being the "Cancellation Date"), and each Warrantholder's rights with respect to the Warrants and under the Warrant Agreement shall thereupon cease; provided, however, that each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such Date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall have the right to receive an Alternative Settlement Amount with respect to its Warrants. The Company shall use its best efforts to notify the Warrantholders promptly of such cancellation.

            With respect to all Warrant Certificates as to which the Valuation Date has been postponed or which have been canceled as described above, payment shall be made available to the appropriate registered holders of the Warrants in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. dollar bank account maintained by such holder in the United States (at such holder's election), on the third New York Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated, against receipt by the Warrant Agent at the Warrant Agent's Office from such holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value or Alternative Settlement Amount, as the case may be, in respect of the Warrants evidenced by such Warrant Certificates.

            The "Alternative Settlement Amount" shall be an amount, calculated by the Determination Agent, which shall be determined by the Determination Agent, which is the greater of (i) the average of the last sale prices, as available, of the Warrants on the AMEX (or any successor securities exchange on which the Warrants are listed) on the 30 trading days preceding the date on which such Extraordinary Event was declared, provided that, if the Warrants were not traded on the AMEX (or such successor securities exchange) on at least 20 of such trading days, no effect will be given to this clause (i) for the purpose of determining the Alternative Settlement Amount, and (ii) the amount "X" calculated using the formula set forth below:
               _     _
              |       |
              | T x A |
      X = I + |___ ___|
              | 2   B |
              |_     _|

            where

            I = the Cash Settlement Value of the Warrants determined as described above but, subject to the following modifications:

                  (1) if the Calculation Date for such Warrants is a date on which the Index or a Successor Index is calculated and published, for the purpose of determining such Cash Settlement Value, the Spot Index will be determined as of such Cancellation Date except that, if the Spot Index as of such day is less than 90% of the Spot Index as of the immediately preceding Index Calculation Day, then the Spot Index will be deemed to be 90% of the Spot Index on such preceding Index Calculation Day; or

                  (2) if the Calculation Date for such Warrants is a date on which the Index or a Successor Index is not calculated or published, for the purpose of determining such Cash Settlement Value, the Spot Index will be deemed to be the lesser of (i) the Spot Index as of the first Index Calculation Day immediately preceding the Cancellation Date except that, if the Spot Index as of such day is less than 90% of the Spot Index as of the second Index Calculation Day immediately preceding such Cancellation Date, 90% of the Spot Index as of such second Index Calculation Day and (ii) the arithmetic average of four amounts, being (a) the Spot Index at each of the three successive Index Calculation Days immediately preceding the Cancellation Date and (b) the Spot Index at the next Index Calculation Day; provided, that if an Extraordinary Event described in clause (i) of the definition of Extraordinary Event continues for 30 consecutive days immediately following such Cancellation Date, then the Determination Agent shall calculate an amount which, in its reasonable opinion, fairly reflects the value of the stocks which comprise the Index or any Successor Index on the Index Calculation Day immediately following such Cancellation Date which, subject to approval by the Company (such approval not to be unreasonably withheld), shall for purposes of calculating the amount under this clause
            (2)(ii) be treated as the figure arrived at under clause
            (2)(ii)(b);

            T =   U.S. $5.125, the initial offering price per Warrant;

            A = the total number of days from but excluding the Cancellation Date for such Warrants to and including the Expiration Date; and

            B = the total number of days from but excluding the date the Warrants were initially sold to and including the Expiration Date.

            For purposes of determining "I" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a figure under clause 2(ii)(b) above which fairly reflects the value of the stocks which comprise the Index on the Cancellation Date, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

            An "Extraordinary Event" shall mean any one of the events, circumstances or causes listed below:

              (i) a suspension or absence of trading on the Hong Kong Stock Exchange Ltd. (the "HKSE") of all of the stocks which then comprise the Index or a successor or substitute index that the Company determines, in its sole discretion, to be comparable to the Index (a "Successor Index"); or

             (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or any other U.S. or non-U.S. governmental authority which would render it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants; or

            (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities which in the opinion of the Company may materially and adversely affect the economy of Hong Kong or the trading of securities generally on the HKSE) which has or will have a material adverse effect on the ability of the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Index.

            An "Exercise Limitation Event" shall mean any one of the events, circumstances or causes listed below:

             (i) a suspension or absence of trading on the HKSE of (a) 20% or more of the stocks which then comprise the Index or a Successor Index and/or (b) the stocks of any three of the four most highly capitalized companies included in the stocks which then comprise the Index or a Successor Index; or

            (ii) the suspension or material limitation on the Hong Kong Futures Exchange Ltd. (the "HK Futures Exchange") or any other major futures or securities market of trading in futures or options contracts related to the Hang Seng Index, the Index or a Successor Index.

            All exercises of Warrants (other than on the Expiration Date or the Delisting Date or upon cancellation of the Warrants as described above) shall be subject, at the Company's option, to the limitation that not more than 1,000,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 1,000,000 Warrants, then upon the Company's exercising such option (by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New York City time, on such Exercise Date), 1,000,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any registered holders of the Warrants would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select additional of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this paragraph); provided that any Remaining Warrant in respect of which a notice of exercise was delivered on a given Notice Date shall be deemed exercised before any other Warrants in respect of which a notice of exercise was delivered on a later Notice Date. If any individual Warrantholder attempts to exercise more than 250,000 Warrants on any New York Business Day, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New York City time, on such New York Business
Day), 250,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (subject to successive applications of this paragraph). The date on which any Warrant is deemed exercised under the preceding sentences shall for all purposes of this Warrant Certificate be deemed to be the "Exercise Date" in respect of such Warrants.

            Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

            The Warrant Agent shall, in accordance with the Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon the records to be maintained by it for that purpose at the Warrant Agent's Office upon surrender hereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder(s) hereof or by their duly appointed legal representative or duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee(s).

            As provided in the Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of this Warrant Certificate at the Warrant Agent's Office.

            No service charge shall be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of this Warrant Certificate, other than exchanges pursuant to the Warrant Agreement not involving any transfer.

            Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

            References herein to "U.S. dollars", "U.S. $" or "$" are to the lawful currency of the United States of America, and references to "Hong Kong dollars" or "H.K.$" are to the lawful currency of Hong Kong. As used herein, a "New York Business Day" means any day other than a Saturday, Sunday or a day on which either the AMEX or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed; a "Hong Kong Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in Hong Kong are not open for a full day of business; and an "Index Calculation Date" means any day on which the Index or any Successor Index is calculated and published.

            The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

            THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                             NOTICE OF EXERCISE


Citibank, N.A.
Corporate Trust Department, 5th Floor
111 Wall Street
New York, New York 10043

            1. This Notice [ ] DOES [ ] DOES NOT relate to "Contingently Tendered Warrants" subject to a Limit Option, as provided for in the Warrant Agreement. If this Notice of Exercise relates to 500 or more
Warrants and any of such Warrants are Contingently Tendered Warrants,   of
such Warrants are Contingently Tendered Warrants and        are not.  If
the Spot Index used to determine the Cash Settlement Value of Contingently Tendered Warrants exceeds the Reference Index by 20 points or more, a Notice of Exercise with respect to such Contingently Tendered Warrants shall be void and of no effect (and shall be disregarded for all purposes of the Warrant Agreement).

            2.  Subject to paragraph 1, the undersigned (the "Owner")
hereby irrevocably exercises             Warrants (the "Exercised
Warrants") and delivers to you herewith a Warrant Certificate or Certificates, registered in the Owner's name, representing a number of Warrants at least equal to the number of Exercised Warrants. Each beneficial owner of Warrants that is exercising Warrants pursuant to this Notice of Exercise is exercising no fewer than 500 Warrants.

            3. The Owner hereby directs the Warrant Agent (a) to pay the Cash Settlement Value, if any, with respect to the Exercised Warrants:

            [ ]         By cashier's check or an official bank
                        check;

or

            [ ]         By wire transfer to the following U.S.
                        dollar bank account in the United
                        States:

                        (Minimum payments of $100,000 only)

                        Bank:

                        ABA Routing No.:

                        Account No.:           Reference:

; and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a
Warrant Certificate representing the unexercised Warrants to            .


Dated:            , 19



                                    _____________________________
                                                (Owner)


                                    by
                                          _________________________
                                            Authorized Signature


                                    Address:

                                    Telephone: (  )

                                                                EXHIBIT A-1




                    [FORM OF GLOBAL WARRANT CERTIFICATE]


No. GP___________________                               CUSIP No. 695629261


                          PAINE WEBBER GROUP INC.
                  Global Warrant Certificate Representing

                    AMEX Hong Kong 30 Index Put Warrants
                         Expiring January 17, 1996


            This certifies that CEDE & CO., or registered assigns, is the
registered holder of          AMEX Hong Kong 30 Index Put Warrants Expiring
January 17, 1996 (the "Warrants"). Each Warrant entitles the beneficial owner thereof (each a "Warrantholder") to receive, subject to the conditions set forth herein and in the Warrant Agreement, from Paine Webber Group Inc. (the "Company") the cash settlement value in U.S. dollars (the "Cash Settlement Value") equal to the quotient (rounded down to the nearest cent) of (A) the amount, if any, by which 541.73 (the "Strike Index") exceeds the closing level of the AMEX Hong Kong 30 Index (the "Index"), as compiled and published by the American Stock Exchange (the "AMEX"), on the applicable Valuation Date for such Warrant (the "Spot Index"), divided by
(B) three, divided by (C) a fixed Hong Kong dollar/U.S. dollar exchange rate of H.K.$7.726 per U.S. $1.00; provided, however, that if such amount is less than or equal to zero, then the Cash Settlement Value shall be zero. In no event shall a Warrantholder be entitled to any interest on any Cash Settlement Value.

            Subject to the terms of the Warrant Agreement, each Warrant may be irrevocably exercised, in whole but not in part, at or prior to 3:00 p.m., New York City time, on any New York Business Day (as defined herein) from its date of issuance until 3:00 p.m., New York City time, on the earlier of (i) the New York Business Day immediately preceding January 17, 1996 (the "Expiration Date") and (ii) the Delisting Date (as defined herein), at which time the Warrants shall expire and all Warrants evidenced hereby shall be automatically exercised and otherwise shall be void. The holder of Warrants evidenced by this Warrant Certificate may exercise them only upon the delivery of such Warrant free to the Warrant Account (as defined in the Warrant Agreement) and pursuant to an irrevocable Notice of Exercise to the Warrant Agent from a Participant (as defined in the Warrant Agreement) acting on behalf of such Warrantholder. Except in the case of automatic exercise or

       A-1-2

cancellation of the Warrants, as set forth herein and in the Warrant Agreement, not fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time.

            This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

            The Warrants evidenced by this Global Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of January 24, 1994 (the "Warrant Agreement"), among the Company, Citibank, N.A. (the "Warrant Agent"), and PaineWebber Incorporated (the "Determination Agent"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Warrantholders, the entities through which such Warrantholders hold their beneficial interests in the Warrants and the registered holder of this Global Warrant Certificate consent by acceptance of this Warrant Certificate by the Depository and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office, which is located at 111 Wall Street, 5th Floor, New York, New York 10043.

            The Warrants constitute direct, unconditional and unsecured obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

            Subject to the Warrant Agreement and this Global Warrant Certificate, and except in the case of exercise (whether automatic or by notice of exercise), on the Expiration Date or the Delisting Date, or in the event an Extraordinary Event or Exercise Limitation Event (as such terms are defined in the Warrant Agreement) is declared, or in the case of a postponement due to there being exercised a number of Warrants in excess of the maximum permitted number on a given day, the valuation date (the "Valuation Date") for a Warrant shall be the Index Calculation Date (as defined herein) following the Exercise Date (as defined in the Warrant Agreement) on which the Warrant Agent has received (i) in the case of Warrants other than those held through the facilities of Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear"), the Warrant, with the Notice of Exercise (as defined in the Warrant Agreement) (or a Notice of Exercise in substantially identical form delivered herewith), duly completed and executed, at or prior to 3:00 p.m., New York City time (the "Notice Date"); and if the Warrant Agent

       A-1-3

shall receive any such Warrant after 3:00 p.m., New York City time, on such date, then such Warrant shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be considered the Notice Date), and in such event the Valuation Date shall be the next Index Calculation Date following the New York Business Day on which the Warrant Agent is deemed to have received such Warrant together with the Notice of Exercise or (ii) in the case of Warrants held through the facilities of CEDEL or Euroclear, the notice of exercise (by facsimile transmission) at or prior to 3:00 p.m., New York City time; provided that the Warrant is received by the Warrant Agent by 3:00 p.m., New York City time, on the Index Calculation Date next succeeding the Exercise Date; and if the Warrant Agent shall receive such notice of exercise after 3:00 p.m., New York City time, on such date, then the notice of exercise shall be deemed to have been received at or prior to 3:00 p.m., New York City time, on the next succeeding New York Business Day (which shall be considered the Notice Date), and in such event the Valuation Date shall be the next Index Calculation Date following the New York Business Day on which the Warrant Agent is deemed to have received such notice of exercise; provided, however, that if the Warrant Agent receives the Warrant after 3:00 p.m., New York City time, on the Valuation Date, then the Exercise Date for such Warrant shall be the day on which such Warrant is received or, if such day is not a New York Business Day, the next succeeding New York Business Day, and the Valuation Date for such Warrant shall be the first Index Calculation Date following such Exercise Date; provided, further, however, in the case of exercises by Euroclear participants, Euroclear must by tested telex to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date confirm that the Warrants will be received by the Warrant Agent on such Date, provided that if such telex communication is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Notice of Exercise or waive the requirement for timely delivery of such telex communication. Any Warrant received after 3:00 p.m., New York City time, on (i) the New York Business Day immediately preceding the Expiration Date or (ii) the last New York Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder) on, the American Stock Exchange and not accepted at the same time for listing on another United States national securities exchange (such New York Business Day being the "Delisting Date") (or, in the case of Warrants

       A-1-4

held through the facilities of CEDEL or Euroclear, after 3:00 p.m., New York City time, on the first Index Calculation Date following such Dates), shall be deemed not to have been delivered and the related Notice of Exercise shall be void and of no effect; provided, however, that if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed the Delisting Date for purposes of the Warrant Agreement and this Global Warrant Certificate.

            All Warrants for which the Warrant Agent has not received a Notice of Exercise in proper form by 3:00 p.m., New York City time, on (i) the New York Business Day preceding the Expiration Date or (ii) the Delisting Date, as the case may be, or for which the Warrant Agent has received a notice of exercise in proper form but with respect to which timely delivery of the related Warrant has not been made, and which have not been canceled prior to such time, will be deemed automatically exercised on such Date without any requirement of a Notice of Exercise to the Warrant Agent. The Valuation Date for such Warrants shall be the first Index Calculation Date following the Expiration Date or the Delisting Date, as the case may be.

            If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or the Delisting Date, the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an Alternative Settlement Amount (treating the Expiration Date or the Delisting Date, as the case may be, as the date on which the Warrants were canceled), as provided below and in the Warrant Agreement.

            Anything in the Warrant Agreement or in this Global Warrant Certificate to the contrary notwithstanding, if the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Hong Kong Business Day (as defined herein) with respect to which the Spot Index on a Valuation Date is to be determined (the "Applicable Hong Kong Business Day"), then the Cash Settlement Value of such Warrants in respect on an exercise shall be calculated on the basis that the Valuation Date shall be the next Index Calculation Date following an Applicable Hong Kong Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, however, that if the Cash Settlement Value of such Warrants is not calculated on or prior to the Expiration Date or the Delisting Date, then the Warrantholders will receive the Alternative Settlement Amount in lieu of the Cash Settlement

       A-1-5

Value which shall be calculated as if the Warrants had been canceled on the Expiration Date or the Delisting Date, as the case may be.

            If the Company determines that an Extraordinary Event has occurred and is continuing and if it is expected by the Company to continue, the Company may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such Warrants are canceled being the "Cancellation Date"), and each Warrantholder's rights with respect to the Warrants and under the Warrant Agreement shall thereupon cease; provided, however, that each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such Date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall have the right to receive an Alternative Settlement Amount with respect to its Warrants. The Company shall use its best efforts to notify the Warrantholders promptly of such cancellation.

            All exercises of Warrants (other than on the Expiration Date or the Delisting Date or upon cancellation of the Warrants as described above) shall be subject, at the Company's option, to the limitation that not more than 1,000,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any New York Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 1,000,000 Warrants, then upon the Company's exercising such option (by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New York City time, on such Exercise Date), 1,000,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Warrantholders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select additional of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following New York Business Day (subject to successive applications of this paragraph); provided that any Remaining Warrant in respect of which notice of exercise was delivered on a given Notice Date shall be deemed exercised before any other Warrants in respect of which a notice of exercise was delivered on a later Notice Date. If any individual Warrantholder attempts to exercise more than 250,000 Warrants on any New York Business Day, then at the Company's

       A-1-6

election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 5:00 p.m., New York City time, on such New York Business Day) 250,000 of such Warrants shall be deemed exercised on such New York Business Day and the remainder shall be deemed exercised on the following New York Business Day (subject to successive applications of this paragraph). The date on which any Warrant is deemed exercised under the preceding sentences shall for all purposes of this Global Warrant Certificate be deemed to be the "Exercise Date" in respect of such Warrants.

            Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

            The Warrant Agent shall, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) to be maintained by it for that purpose at the Warrant Agent's Office upon surrender hereof, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent, duly executed by the registered holder hereof or by the duly appointed legal representative or duly authorized attorney thereof, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee(s).

            Exercises of Warrants are subject to the Limit Option as provided in the Warrant Agreement.

            Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant Agreement.

            References herein to "U.S. dollars", "U.S.$" or "$" are to the lawful currency of the United States of America, and references to "Hong Kong dollars" or "H.K.$" are to the lawful currency of Hong Kong. As used herein, a

       A-1-7

"New York Business Day" means any day other than a Saturday, Sunday or a day on which either the AMEX or the New York Stock Exchange is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed; a "Hong Kong Business Day" means any day other than a Saturday or a Sunday or a day on which commercial banks in Hong Kong are not open for a full day of business; and an "Index Calculation Date" means any day on which the AMEX Index or any Successor Index is calculated and published.

            The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

       A-1-8

            THIS GLOBAL WARRANT CERTIFICATE SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, Paine Webber Group Inc. has caused this instrument to be duly executed.


Dated:         , 1994         PAINE WEBBER GROUP INC.


                                    By_________________________
                                      Name:
                                      Title:

[Corporate Seal]
Attest:


By__________________________
     Assistant Secretary


Countersigned as of the
date above written:

CITIBANK, N.A.,
as Warrant Agent


      By__________________________
            Authorized Officer

                                                                EXHIBIT A-2




                             NOTICE OF EXERCISE
[For Warrants Represented by the Global Warrant Certificate]


Citibank, N.A.
c/o Citicorp Data Distribution Inc.
404 Sette Drive
Paramus, New Jersey 07652
(Facsimile:  (201) 262-7521)
(Telephone:  (201) 262-5444)


            1. We refer to the Warrant Agreement dated as of January 24, 1994 (the "Warrant Agreement"), among Paine Webber Group Inc. (the "Company"), Citibank, N.A., as warrant agent (the "Warrant Agent"), and PaineWebber Incorporated, as determination agent (the "Determination Agent"). On behalf of certain beneficial owners, each of whom is exercising no fewer than 500 Warrants that are covered by this Notice of Exercise and whose Warrants have been, or will be, transferred to the Warrant Agent's DTC Participant Account--Citibank, N.A. Corporate Trust Warrant Agent Account, No. 2659 (the "Warrant Account"), we hereby
irrevocably exercise          Warrants (the "Tendered Warrants").  We
hereby acknowledge that the Warrants being exercised and this Notice of Exercise must be received by you by 3:00 p.m., New York City time, on a New York Business Day in order for the Valuation Date for the Tendered Warrants to be the Index Calculation Date following such New York Business Day and that, if the Warrants being exercised and this Notice of Exercise are received by you after 3:00 p.m., New York City time, on a New York Business Day (or, in the case of Warrants held through CEDEL or Euroclear, if the Warrants are not received by 3:00 p.m., New York City time, on the first Index Calculation Date following such New York Business Day), the Valuation Date of the Tendered Warrants shall be the next Index Calculation Date next succeeding such New York Business Day, in each case subject to certain provisions of the Warrant Agreement.

            2. If you determine that this Notice of Exercise has not been duly completed or is not in proper form, this Notice of Exercise will be void and of no effect and will be deemed not to have been delivered.

       A-2-2

            3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

            [ ]         By cashier's check or an official bank
                        check;
or
            [ ]         By wire transfer to the following U.S.
                        dollar bank account in the United
                        States:

                        (Minimum payments of $100,000 only)

                        Bank:

                        Account No.:

                        ABA Routing No.:

                        Reference:

            4. The Exercised Warrants covered hereby [are] [are not] subject to the Limit Option.1/

            5. Each client on whose behalf we are exercising Warrants pursuant to this Notice of Exercise has certified to us that it is not exercising in excess of 250,000 Warrants on behalf of any single person or entity.

            [For Participants] [6. We hereby certify that we are a Participant of The Depository Trust Company (the Depository") with the present right to use and receive its services.]





























   1/ Separate Notice of Exercise shall be submitted with respect to Warrants subject to the Limit Option and Warrants not subject to the Limit Option.

       A-2-3

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.


Dated:                , 19


                                    [NAME OF DEPOSITORY
                                       PARTICIPANT]
                                       [Participant Number]
                                       [NAME OF EUROCLEAR
                                       PARTICIPANT]
                                          [Centrale de Livraison de
                                             Valeurs Mobilieres S.A.]


                                             By________________________
                                                  Authorized Signature

                                    Address:

                                    Telephone:  (   )

                                                                  EXHIBIT B





                          CONFIRMATION OF EXERCISE
             [For Warrants Represented by Warrant Certificates]


            We hereby confirm receipt of your Notice of Exercise with
respect to                    Warrants (the "Exercised Warrants") and the
related Warrant Certificates, which we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ____________, 19__.

            We hereby confirm that the aggregate Cash Settlement Value of
the Exercised Warrants is $               ($ per Warrant), which will be
made available to you [in the form of a cashiers check or an official bank check] [by wire transfer to the bank account designated in your Irrevocable Notice of Exercise], in New York Clearing House funds, for payment on the fifth New York Business Day following the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the fifth New York Business Day following the New York Business Day next succeeding the Valuation Date for such Warrants).

            Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of January 24, 1994, among Paine Webber Group Inc., Citibank, N.A., and PaineWebber Incorporated.

Dated:         , 19


                                    CITIBANK, N.A., as Warrant
                                      Agent,


                                       By_______________________
                                           Authorized Signature

                            NOTICE OF REJECTION


            You are hereby notified that [the Notice of Exercise delivered by you was determined by us not to have been [duly completed] [in proper form]] [we did not receive from Euroclear a Euroclear Confirmation that proper delivery of the Warrants to which the Notice of Exercise delivered by you relates would be made on a timely basis], as set forth in the Warrant Agreement, dated as of January 24, 1994, among Paine Webber Group Inc., Citibank, N.A., and PaineWebber Incorporated. Accordingly, we have rejected your Notice of Exercise [as being unsatisfactory as to form].

            Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:                 , 19


                             CITIBANK, N.A., as Warrant
                               Agent,


                              By__________________________
                                   Authorized Signature

                                                                EXHIBIT B-1





                          CONFIRMATION OF EXERCISE
        [For Warrants Represented by the Global Warrant Certificate]


[Name of Depository Participant]
[Name of Euroclear Participant]
[Centrale de Livraison de Valeurs
  Mobilieres S.A.]
[Address]

           We hereby confirm receipt of your Notice of Exercise
with respect to              Warrants (the "Exercised Warrants") which were
transferred by you (or on your behalf) to our DTC Participant Account No. [
 ].  Such Notice we have found to be duly completed and in proper form.
The Valuation Date of the Exercised Warrants was the close of business on ______________, 19__.

            [As set forth in your Notice of Exercise, none of the
Warrants covered thereby is subject to the Limit Option. Accordingly, for purposes hereof, all such Warrants shall constitute Exercised Warrants, which number we hereby confirm to be.] [Your Notice of Exercise stated that the Warrants covered thereby are subject to the Limit Option. The
applicable Reference Index for such Warrants is             and the Spot
Index for the date that would otherwise be the Valuation Date for such
Warrants is         .  Such Spot Index does not exceed such Reference Index
by 20 or more points. Accordingly, for purposes hereof, all such Warrants shall constitute Exercised Warrants. We hereby confirm the number of such
Exercised Warrants to be          .]

             We hereby confirm that the aggregate Cash Settlement
Value of the Exercised Warrants is $              ($ per Warrant), which
will be made available to you [in the form of a cashiers check or an official bank check] [by wire transfer to the bank account designated in your Irrevocable Notice of Exercise], in New York Clearing House funds, for payment on the sixth New York Business Day following the Valuation Date for such Warrants (or, if such Valuation Date is not a New York Business Day, on the sixth New York Business Day following the New York Business Day next succeeding the Valuation Date for such Warrants).

              Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of January 24, 1994, among Paine Webber Group Inc., Citibank, N.A., as Warrant Agent, and PaineWebber Incorporated, as Determination Agent.

       B-1-2


Dated:                , 19


                             CITIBANK, N.A., as Warrant
                               Agent,


                               By________________________
                                  Authorized Signature

       B-1-3

                            NOTICE OF REJECTION


[Name of Depository Participant]
[Name of Euroclear Participant]
[Centrale de Livraison de Valeurs
   Mobilieres S.A.]
[Address]

              You are hereby notified that [the Notice of Exercise delivered by you was determined by us not to have been [duly completed] [in proper form]], [such Warrants were not transferred to our DTC Participant Account No. [ ] [we did not receive from Euroclear a Euroclear Confirmation that proper delivery of the Warrants to which the Notice of Exercise delivered by you relates would be made on a timely basis], as set forth in the Warrant Agreement, dated as of January 24, 1994, among Paine Webber Group Inc., Citibank, N.A., and PaineWebber Incorporated. Accordingly, we have rejected your Notice of Exercise as being unsatisfactory as to form.

              Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:           , 19

                             CITIBANK, N.A., as Warrant
                               Agent,


                             By______________________
                                Authorized Signature

                                                                EXHIBIT C-1





                            NOTICE OF REJECTION
                          RELATING TO LIMIT OPTION

                         [For Warrants Represented
                          by Warrant Certificates]


                 We refer to your Notice of Exercise dated
       , 19   , with respect to              Warrants that were subject to
the Limit Option.  The applicable Reference Index for such Warrants is and the Spot Index for the date that would otherwise be the Valuation Date for such Warrants is . Such Spot Index exceeds the Reference Index on the Exercise Date (or if such date was not an Index Calculation Date, on the Index Calculation Date prior to the Exercise Date for such Warrants) by 20 points or more. Accordingly, we have rejected such Notice of Exercise pursuant to the Limit Option.

                 Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of January 24, 1994, among Paine Webber Group Inc., Citibank, N.A., and PaineWebber Incorporated.

Dated:              , 19

                             CITIBANK, N.A., as Warrant
                               Agent,


                             By_______________________
                                Authorized Signature

                                                                EXHIBIT C-2





                            NOTICE OF REJECTION
                          RELATING TO LIMIT OPTION

                         [For Warrants Represented
                     by the Global Warrant Certificate]


[Name of Depository Participant]
[Name of Euroclear Participant]
[Centrale de Livraison de Valeurs
  Mobilieres S.A.]
[Address]

               We refer to your Notice of Exercise dated
      , 19  , with respect to              Warrants that were subject to
the Limit Option. The applicable Reference Index for such Warrants is and the Spot Index for the date that would otherwise be the Valuation Date for
such Warrants is             .  Such Spot Index exceeds the Reference Index
on the Exercise Date (or if such date was not an Index Calculation Date, on the Index Calculation Date prior to the Exercise Date for such Warrants) by 20 points or more. Accordingly, we have rejected such Notice of Exercise pursuant to the Limit Option.

               Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of January 24, 1994, among Paine Webber Group Inc., Citibank, N.A., and PaineWebber Incorporated.


Dated:               , 19

                             CITIBANK, N.A., as Warrant   Agent,


                             By_______________________
                                Authorized Signature